Exhibit 12 (b)

CERTIFICATION OF JULIE BROWN

302 CERTIFICATION

I, Julie Brown, certify that:

1.	I have reviewed this amendment to the annual report on Form 20-F/A of Smith & Nephew plc; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 21, 2013

By:	/s/ Julie Brown
Name:	Mrs Julie Brown
Title:	Chief Financial Officer